October 31, 2006 Project ECHO A Presentation to the Strategic Financial Alternatives Committee of the Board of Directors Regarding Exhibit 99(c)2

Important Information
The following pages contain material that was provided to the Strategic Financial Alternatives Committee of the
Board of Directors of ECHO (the “Company”) in the context of a meeting held to consider a potential business combination between the Company and an affiliate of ValueAct Capital Master Fund, L.P. (“ValueAct”).
The accompanying material was compiled or prepared on a confidential basis for use by the Strategic Financial
Alternatives Committee of the Board of Directors and the Company and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company and public sources. Any estimates and projections for the Company contained herein have been prepared by senior management of the Company or are publicly available, or based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Strategic Financial Alternatives
Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the
Company nor William Blair & Company, L.L.C. nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Strategic Financial Alternatives Committee of the Board of Directors of the Company. Neither the
Company nor William Blair & Company, L.L.C. undertakes any obligation to update or otherwise revise the accompanying materials.
Confidential Material Presented to the Strategic Financial Alternatives
Committee of the Board of Directors of ECHO

Table of Contents
I. Executive Summary
II. ECHO Situation Overview
III. ECHO Process Overview
IV. Valuation Analyses
A. Selected Public Companies Analysis
B. Selected M&A Transactions Analysis
C. Discounted Cash Flow Analysis
D. Leveraged Acquisition Analysis
E. M&A Premiums Paid Analysis
F. Take Private Premiums Paid Analysis
G. Accretion/Dilution Analysis
V. Form of Opinion Regarding Fairness
VI. Appendix

Executive Summary

Transaction Structure: Purchase of 100% of ECHO’s common stock not already owned by ValueAct through a merger of an affiliate of ValueAct with and into ECHO
Consideration: Cash
Purchase Price: $3.70 per share
Implied Enterprise Value: $778 million (includes premium to retire existing senior notes)
Major Contract Terms:
Shareholder vote required (require a majority of the non-ValueAct voting shareholders)
Superior proposal “out”
Firm commitment financing from Morgan Stanley and UBS to be financed with a senior notes offering
Termination fee: $17 million (2.2%), plus reimbursement of transaction expenses (not to exceed $1.0 million)
Appraisal rights of 12.5%
Buyer agrees to assume the cost of retiring the existing senior notes (estimated to be a premium of $53.6 million)
Transaction Summary
Executive Summary

Key Assumptions Underlying Our Review and Analysis
William Blair’s role is to render its opinion with respect to the fairness, from a financial point of view, to the holders (the
“Shareholders”) of the outstanding shares of ECHO common stock (other than ValueAct and its affiliates), of the Merger
Consideration to be received pursuant to the Merger Agreement.
In connection with the review of the proposed Merger and the preparation of its opinion, William Blair examined:
Draft dated October 28, 2006 of the Merger Agreement, including the exhibits thereto (including a draft dated October 28,
2006 of the Support Agreement) , and we have assumed that the final form of these documents will not differ in any material respect from the drafts provided to us;
Drafts dated October 27, 2006 of the debt financing commitment letters and draft dated October 28, 2006 of the equity financing commitment letter (Financing Letters as defined in the Merger Agreement);
Certain audited historical financial statements of ECHO for the three years ended December 31, 2005;
Unaudited financial statements of ECHO for the six months ended June 30, 2006;
Certain internal business, operating and financial information and forecasts of ECHO for the fiscal years 2006 to 2011 prepared by the senior management of ECHO (the “Forecasts”);
Information regarding publicly available financial terms of certain other business combinations we deemed relevant;
The financial position and operating results of ECHO compared with those of certain other publicly traded companies we deemed relevant;
Current and historical market prices and trading volumes of the common stock of ECHO; and
Certain other publicly available information on ECHO.
We have also held discussions with members of the senior management of ECHO to discuss the foregoing.
Additionally, we have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.
Executive Summary

Key Assumptions Underlying Our Review and Analysis
In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of ECHO.
We have assumed and relied, without independent verification, upon the accuracy and completeness of all the information that was examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts provided by the Company’s senior management.
We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of ECHO or
ValueAct (or any of its affiliates).  In that regard, we have assumed, with your consent, that all material assets and liabilities
(contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us.
We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, and we have assumed, with your consent, that the Forecasts will be achieved in the amounts and at the time contemplated thereby.
We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.
We do not address the relative merits of the Merger compared to any alternative business strategies that might exist for the
Company or the effect of any other transaction in which the Company might engage.
We have relied as to all legal, accounting and tax matters on advice of the Company’s advisors.
We have assumed that the Merger Agreement that is executed by the Company will not vary materially from the latest draft reviewed by us and that the Merger will be consummated substantially on the terms described in the draft Merger
Agreement, without any amendment or waiver of any material terms or conditions.
William Blair has served as an investment banker in connection with the Merger and will receive a fee for its services.  Also,
William Blair, in the ordinary course of business, may actively trade the Company’s securities.
Executive Summary
Key Assumptions Underlying Our Review and Analysis

Summary of Valuation Analyses
Selected Public Companies Analysis
Trading multiple analysis based on selected companies we deemed relevant
Selected M&A Transactions Analysis
Transaction multiple analysis based on selected transactions we deemed relevant
Discounted Cash Flows Analysis
Discounted cash flow analysis of ECHO’s projected results
Leveraged Acquisition Analysis
Leveraged acquisition analysis using ECHO’s projected results
M&A Premiums Paid Analysis
Reviewed premiums paid for domestic public transactions announced since January 1, 2003
Take Private Premiums Paid Analysis
Reviewed premiums paid for domestic public take private transactions involving financial sponsor acquirers announced since January 1, 2003
Accretion/Dilution Analysis
Prepared standalone accretion/dilution analysis using ECHO’s results
Executive Summary
William Blair performed several analyses to assist in the development of its opinion

Implied Transaction Multiples
(1)  Based on ECHO’s closing share price of $3.54 on October 27, 2006.
(2)  Based on total shares outstanding of 155,343,662 and Common-Stock Equivalents (“CSEs”) as of July 31, 2006 (per June-30,-2006-10-Q).-CSEs-calculated-using-the-treasury-stock-method-and-based-on-100,000-options-in-the-money with an exercise price of $1.30 and 15,037,568
warrants-outstanding,-per-the-April-7,-2006-proxy-statement,-with-an-exercise-price-of-$0.72.
(3)  Includes face value of
senior-notes,
notes payable and obligations under capital lease less cash and equivalents as of
June-30,
2006-per
the 10-Q.
(4)  Includes estimated costs of $53.6 million to retire existing senior notes.
(5)  Per Company Management.
(6)  Excludes non-cash, non-recurring restricted stock and stock option expenses and other non-recurring items.
(7)  Free Cash Flow (FCF) calculated as EBITDA less capital expenditures.
($ in thousands, except per share data)
Executive Summary
6
Range of Value
Purchase Price Per Share
$3.70
Implied Premium %
(1)
4.5%
Shares Outstanding
(2)
167,520
Implied Equity Valuation
$619,824
Net Debt
(3)(4)
157,698
Enterprise Value $777,522
Enterprise Value
Revenue ECHO Statistic Multiples
LTM June 2006 $159,151 4.89x
2006E
(5)
193,317 4.02x
EBITDA
LTM June 2006
(6)
$122,985 6.3x
2006E
(5)(6)
160,073 4.9x
Cash EBITDA
LTM June 2006
(6)
$87,751 8.9x
2006E
(5)(6)
100,027 7.8x
Free Cash Flow (FCF)
(7)
LTM June 2006
(6)
$47,517 16.4x
2006E
(5)(6)
62,827 12.4x
EBIT
LTM June 2006
(6)
$34,722 22.4x
2006E
(5)(6)
69,634 11.2x

ECHO Situation Overview

Stock Price
Volume (in thousands)
Oct-05
Nov-05
Dec-05
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06

William Blair & Company

$0.00
$1.00
$2.00
$3.00
$4.00
$5.00
0
500
1,000
1,500
2,000
4,000
ECHO Stock Price Performance
Daily Closing Price and Volume
(1)
– Last Twelve Months
5/2/06: ECHO
announces Q1 2006
earnings; record
resales
4/21/06: Schlumberger
announces acquisition of
its remaining 30%
interest in WesternGeco
from Baker Hughes
3/31/06: Jim Cramer
recommends ECHO on
“Mad Money”
3/15/06: ECHO releases
Q4 2005 and full year
results
Average Daily
Trading Volume:
$1.2 million
Source: FactSet Research Systems as of October 27, 2006.
(1) Volume adjusted for double counting.
8/28/06: ECHO
receives a merger
proposal from
ValueAct Capital
for $3.65 per share
9/18/06: 3 week
period to negotiate
ValueAct definitive
agreement expires
9/4/06: Veritas and
CGG announce
definitive acquisition
agreement
ECHO Situation Overview
3/29/06: Wall Street
Journal article discussing
Warren Buffett’s
investment in ECHO

Stock Price
Volume (in thousands)
08/29/06
09/08/06
09/18/06
09/28/06
10/08/06
10/18/06

William Blair & Company®

$3.00
$3.25
$3.50
$3.75
$4.00
0
250
500
750
1,000
ECHO Stock Price Performance
Daily Closing Price and Volume
(1)
– Since August 29, 2006
Source: FactSet Research Systems as of October 27, 2006.
(1) Volume adjusted for double counting.
ECHO Situation Overview

Oct-04
Dec-04
Feb-05
Apr-05
Jun-05
Aug-05
Oct-05
Dec-05
Feb-06
Apr-06
Jun-06
Aug-06
Oct-06

William Blair & Company

Indexed Stock Performance – Last Two Years
Indexed Stock Price Performance
50
100
150
200
250
300
350
400
450
500
550
600
ECHO (+302.3%) Comparable Company Composite (+220.0%) S&P 500 (+24.0%)
(+220.0%)
(+24.0%)
(1)
(+302.3%)
Source:  FactSet Research Systems, as of October 27, 2006.
(1) Comparable Company Composite includes: General Company of Geophysics, Petroleum Geo-Services, Pulse Data, TGS NOPEC Geophysical and Veritas DGC.
ECHO Situation Overview

Oct-05
Nov-05
Dec-05
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06

William Blair & Company

Indexed Stock Price Performance
50
100
150
200
250
300
350
ECHO (+128.4%) Comparable Company Composite (+98.5%) S&P 500 (+15.6%)
(+98.5%)
(+15.6%)
Indexed Stock Performance – Last Twelve Months
(1)
(+128.4%)
ECHO Situation Overview
Source: FactSet Research Systems, as of October 27, 2006.
(1) Comparable Company Composite includes: General Company of Geophysics, Petroleum Geo-Services, Pulse Data, TGS NOPEC Geophysical and Veritas DGC.

3-Month Average Volume
Oct-05
Nov-05
Dec-05
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06

William Blair & Company

100,000
200,000
300,000
400,000
500,000
600,000
Source: FactSet Research Systems as of October 27, 2006.
(1) Adjusted for double-counting.
3-Month Average Volume – Last Twelve Months
(1)
Historical Average Volume
ECHO Situation Overview

Crude Oil and Natural Gas History – Since 2000
Source:  Wall Street Journal.
(1) Represents West Texas Intermediate (WTI) spot oil prices.
(2) Represents Henry Hub spot natural gas prices.
Crude Oil Prices
(1)
$0
$20
$40
$60
$80
2000 2001 2002 2003 2004 2005 2006
Natural Gas Prices
(2)
$0
$5
$10
$15
2000 2001 2002 2003 2004 2005 2006
Price per Barrel
Price per mmbtu
(+116.5%)
(+139.8%)
ECHO Situation Overview

Crude Oil and Natural Gas History – Last Twelve Months
Crude Oil Prices
(1)
$50
$60
$70
$80
10/2005 12/2005 01/2006 03/2006 04/2006 06/2006 07/2006 08/2006 10/2006
Natural Gas Prices
(2)
$0
$5
$10
$15
$20
10/2005 12/2005 01/2006 03/2006 04/2006 06/2006 07/2006 08/2006 10/2006
Source:  Wall Street Journal.
(1) Represents West Texas Intermediate (WTI) spot oil prices.
(2) Represents Henry Hub spot natural gas prices.
Price per Barrel
Price per mmbtu
(+0.1%)
(-48.7%)
ECHO Situation Overview

Crude Oil and Natural Gas History – Last Two Months
Crude Oil Prices
(1)
$50
$60
$70
$80
08/28/06 09/12/06 09/26/06 10/10/06 10/24/06
Natural Gas Prices
(2)
$3
$4
$5
$6
$7
$8
08/28/06 09/12/06 09/26/06 10/10/06 10/24/06
Source:  Wall Street Journal.
(1) Represents West Texas Intermediate (WTI) spot oil prices.
(2) Represents Henry Hub spot natural gas prices.
Price per Barrel
Price per mmbtu
(-14.0%)
(+15.3%)
ECHO Situation Overview

Oct-05
Nov-05
Dec-05
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06

William Blair & Company

Indexed Stock Price Performance
0
50
100
150
200
250
300
350
ECHO (+128.4%) Oil (+0.1%) Natural Gas (-48.7%)
(+0.1%)
(-48.7%)
Indexed ECHO Stock, Oil and Natural Gas Performance – Last Twelve
Months
(+128.4%)
ECHO Situation Overview
Source:  Wall Street Journal.
(1) Represents West Texas Intermediate (WTI) spot oil prices.
(2) Represents Henry Hub spot natural gas prices.
(1) (2)

Beneficial Ownership Analysis
(1)  Common shares per Lionshares via FactSet Research Systems as of October 27, 2006.
(2)  Warrants and options per the April 7, 2006 proxy statement.
(3)  Calculated as the difference between Total Shares Outstanding and the sum of the shares held by Insiders and Institutional Shareholders.
(4)  Total shares outstanding as of July 31, 2006 per the 10-Q filing.
ECHO Situation Overview
16
Warrants and
Common Shares
(1)
Options
(2)
Fully-Diluted Shares
Management and Insiders
Robert D. Monson 1,392,169 0.9% - 1,392,169 0.8%
Kevin P. Callaghan 587,327 0.4% - 587,327 0.3%
William Restrepo 473,072 0.3% - 473,072 0.3%
Robert J. Simon II 405,234 0.3% - 405,234 0.2%
Charles H. Mouquin 257,713 0.2% - 257,713 0.2%
Marcia H. Kendrick 215,090 0.1% - 215,090 0.1%
Garis C. Smith 203,334 0.1% - 203,334 0.1%
Jay H. Golding 151,129 0.1% - 151,129 0.1%
Fred S. Zeidman 50,329 0.0% 100,000 150,329 0.1%
Other Management and Insiders 269,739 0.2% - 269,739 0.2%
Total Insiders 4,005,136 2.6% 100,000 4,105,136 2.4%
Institutional Shareholders
ValueAct Capital Partners LP 51,201,346 33.0% 15,037,568 66,238,914 38.9%
Third Point Management Co. LLC 6,688,100 4.3% - 6,688,100 3.9%
Keeley Asset Management Corp. 3,880,600 2.5% - 3,880,600 2.3%
Templeton Investment Counsel LLC 3,575,920 2.3% - 3,575,920 2.1%
Pinnacle Associates Ltd. 3,354,917 2.2% - 3,354,917 2.0%
Westcliff Capital Management LLC 2,866,716 1.8% - 2,866,716 1.7%
American Century Investment Management, Inc. 2,589,685 1.7% - 2,589,685 1.5%
Paradigm Capital Corp. 2,000,000 1.3% - 2,000,000 1.2%
Franklin Advisers, Inc. 1,788,700 1.2% - 1,788,700 1.0%
Franklin Templeton Investment Management Ltd. 1,528,540 1.0% - 1,528,540 0.9%
RENN Capital Group, Inc. 1,500,335 1.0% - 1,500,335 0.9%
All Other Institutional Shareholders 5,867,067 3.8% - 5,867,067 3.4%
Total Institutional Shareholders 86,841,926 55.9% 15,037,568 101,879,494 59.8%
Implied Public Float
(3) 64,496,600 41.5% - 64,496,600 37.8%
Total Shares Outstanding
(4) 155,343,662 100.0% 15,137,568 170,481,230 100.0%

Historical and Projected Income Statement
($ in millions, except per share data)
ECHO Situation Overview
(1) Based on ECHO's audited financial statements for 2003-2005 and unaudited financial statements for the June 30, 2006 quarterly filing.
(2) Based on senior management estimates.
(3) Excludes impairment of seismic data of $30.0, special items of $5.5, gain on extinguishment of liabilities of $0.7, loss on sale of property of $0.012 and reorganization items of $6.0, tax affected at 35%.
(4) Excludes amortization charge of $59.1 due to revision of useful life, special items of $1.5, reorganization items of $12.5 and loss on sale of property of $0.002, tax affected at 35%.
(5) Excludes loss on sale of property of $0.001 and loss on sale of security of $0.011, tax affected at 35%.
(6) Excludes gain on sale of seismic data of $0.2, gain on sale of property of $0.004, loss on sale of property of $0.001 and loss on sale of security of $0.011, tax affected at 35%.
17
Historical FY Ending December 31,
(1)
LTM Projected FY Ending December 31,
(2)
2003
(3)
2004
(4)
2005
(5)
06/30/06
(6)
2006E 2007E 2008E 2009E 2010E 2011E
_________ _________ __________ ___________ _________ __________ __________ __________ __________ _________
Total Resale Revenue $90.6 $95.6 $120.1 $119.8 $137.9 $143.7 $157.7 $161.8 $175.8 $188.4
Total Acquisition Revenue 36.2 37.2 23.8 32.0 47.2 50.0 60.0 60.0 58.0 58.0
Solutions Revenue 4.7 4.8 5.2 7.4 8.2 9.2 10.8 12.0 13.5 15.1
Total Revenue 131.5 137.7 149.2 159.2 193.3 202.9 228.5 233.8 247.3 261.5
Depreciation & Amortization 82.6 109.1 98.4 88.3 90.4 80.3 86.8 98.2 107.3 111.6
Operating Expenses (incl. cost of sales) 34.6 30.5 35.1 37.5 35.0 35.0 36.4 37.2 38.4 39.6
Non-Recurring Expenses (5.5) (1.5) (1.1) (1.4) (1.7) (2.1) (2.1) (2.1) (2.1) (2.1)
Total Operating Expenses 111.8 138.1 132.4 124.4 123.7 113.2 121.0 133.3 143.6 149.1
EBIT 19.7 (0.4) 16.8 34.7 69.6 89.7 107.5 100.6 103.7 112.4
Interest Expense (20.5) (25.4) (24.8) (22.8) (24.3) (35.1) (32.7) (30.0) (26.2) (22.1)
Interest and Other Income 0.6 0.9 1.6 1.6 4.6 0.5 0.6 0.6 0.6 1.0
Other 4.1 2.4 1.0 2.9 0.0 0.0 0.0 0.0 0.0 0.0
Income (Loss) from Continuing Operations 3.9 (22.5) (5.5) 16.5 50.0 55.1 75.3 71.2 78.1 91.3
Provision (Benefit) for Income Taxes 2.2 (3.3) (4.8) (3.5) (1.8) 0.0 0.0 0.0 17.6 32.0
Net Income (Loss) from Continuing Operations $1.7 ($19.1) ($0.7) $19.9 $51.8 $55.1 $75.3 $71.2 $60.5 $59.4
EBITDA $102.3 $108.7 $115.1 $123.0 $160.1 $170.0 $194.2 $198.8 $211.1 $224.0
Less: Acquisition Revenue (36.2) (37.2) (23.8) (32.0) (47.2) (50.0) (60.0) (60.0) (58.0) (58.0)
Less: Non-Cash Resales (10.8) (15.3) (22.7) (7.0) (14.1) (13.0) (13.0) (13.0) (13.0) (13.0)
Plus: Non-Cash Operating Expenses 0.0 0.0 3.8 3.7 1.2 0.9 0.9 0.9 0.9 0.9
Cash EBITDA $55.3 $56.2 $72.4 $87.8 $100.0 $107.9 $122.1 $126.7 $141.0 $153.9
EBITDA $102.3 $108.7 $115.1 $123.0 $160.1 $170.0 $194.2 $198.8 $211.1 $224.0
Less: Capital Expenditures 61.2 64.3 55.2 75.5 97.2 102.0 117.0 117.4 112.8 112.9
Free Cash Flow (FCF) $41.1 $44.4 $59.9 $47.5 $62.8 $68.0 $77.2 $81.4 $98.3 $111.0

Historical and Projected Margins and Growth Rates
ECHO Situation Overview
(1) Based on ECHO's audited financial statements for 2003-2005 and unaudited financial statements for the June 30, 2006 quarterly filing.
(2) Based on senior management estimates.
(3) Excludes impairment of seismic data of $30.0, special items of $5.5, gain on extinguishment of liabilities of $0.7, loss on sale of property of $0.012, and reorganization items of $6.0, tax affected at 35%.
(4) Excludes amortization charge of $59.1 due to revision of useful life, special items of $1.5, reorganization items of $12.5, and loss on sale of property of $0.002, tax affected at 35%.
(5) Excludes loss on sale of property of $0.001 and loss on sale of security of $0.011, tax affected at 35%.
(6) Excludes gain on sale of seismic data of $0.2, gain on sale of property of $0.004, loss on sale of property of $0.001, and loss on sale of security of $0.011, tax affected at 35%.
18
Historical FY Ending December 31,
(1)
LTM Forecast FY Ending December 31,
(2)
2003
(3)
2004
(4)
2005
(5)
06/30/06
(6)
2006E 2007E 2008E 2009E 2010E 2011E
_________ _________ __________ ___________ _________ __________ __________ __________ __________ _________
Growth Analysis
Total Resale Revenue - 5.5% 25.7% - 14.8% 4.2% 9.7% 2.7% 8.6% 7.1%
Total Acquisition Revenue - 2.9% (36.1%) - 98.2% 5.9% 20.0% 0.0% (3.3%) 0.0%
Solutions Revenue - 3.4% 8.0% - 57.1% 12.4% 17.1% 11.0% 12.8% 11.6%
Total Revenue - 4.7% 8.4% - 29.6% 5.0% 12.6% 2.4% 5.8% 5.7%
EBITDA - 6.2% 5.9% - 39.0% 6.2% 14.2% 2.3% 6.2% 6.1%
Cash EBITDA - 1.6% 28.8% - 38.1% 7.9% 13.1% 3.7% 11.3% 9.1%
EBIT - NMF NMF - 315.3% 28.8% 19.8% (6.4%) 3.2% 8.3%
Net Income (Loss) from Continuing Operations - NMF NMF - NMF 6.4% 36.7% (5.4%) (15.0%) (1.9%)
Margin Analysis
EBITDA 77.8% 79.0% 77.2% 77.3% 82.8% 83.8% 85.0% 85.0% 85.3% 85.7%
Cash EBITDA 42.1% 40.8% 48.6% 55.1% 51.7% 53.2% 53.4% 54.2% 57.0% 58.8%
EBIT 15.0% (0.3%) 11.2% 21.8% 36.0% 44.2% 47.0% 43.0% 41.9% 43.0%
Net Income (Loss) from Continuing Operations 1.3% (13.9%) (0.5%) 12.5% 26.8% 27.2% 33.0% 30.5% 24.5% 22.7%

ECHO Balance Sheet as of June 30, 2006
($ in millions)
ECHO Situation Overview
Source: June 30, 2006 10-Q.
(1) Net of debt discount.  Face value of senior notes is $189.0 million.
19
Assets Liabilities and Stockholders' Equity
Cash and Cash Equivalents 88.3 $           Accounts Payable and Accrued Liabilities 38.4 $
Restricted Cash 0.1 Senior Notes
(1)
185.5
Receivables 44.8 Notes Payable 0.4
Net Seismic Data Library 123.8 Capital Lease Obligations 3.1
Net Property & Equipment 8.6 Deferred Revenue 47.9
Prepaid Expenses 14.0 Other Liabilities 0.2
Deferred Income Taxes 5.6 Total Liabilities 275.5
Other 0.4 Common Stock 1.6
Total Assets 285.7 $        Additional Paid-in Capital 239.4
Retained Deficit (236.9)
Accumulated Other Comprehensive Income 6.2
Stockholders' Equity 10.2
Total Liabilities and Stockholders' Equity 285.7 $

ECHO Process Overview

Transaction Timetable
February 8, 2006 Strategic Financial Alternatives Committee of the Board of Directors of ECHO retains William Blair to render certain investment banking services in connection with a possible sale
February – March 2006 William Blair performs preliminary due diligence on the Company and assists ECHO management in preparing the
Confidential Descriptive Memorandum and executive summary
April - May 2006 Confidential Descriptive Memorandum finalized and William Blair, on behalf of and in consultation with Strategic
Financial Alternatives Committee of the Board of Directors of ECHO, begins contacting prospective acquirers
(including both strategic and financial parties), negotiating confidentiality agreements and distributing copies of the
Confidential Descriptive Memorandum.  Total of 82 parties contacted
May 2006 William Blair continues to contact parties on a confidential basis; ultimately distributes Memoranda to 31 parties
May 24, 2006 Preliminary indications of interest received from 4 parties
June 2006 Management presentations held for 3 parties; bidders commence due diligence
July 2006 Bidders continue due diligence
July 28, 2006 Definitive proposal received from 1 party for $2.80 per share
August 28, 2006 Board of Directors of ECHO receives a proposal from ValueAct Capital to acquire the common stock of ECHO that it does not already own for $3.65 per share
August – September 2006 William Blair re-contacts 53 potential acquirors and provides 17 with update letters
September 2006 Management presentations held for 5 parties and buyers commence due diligence
October 10, 2006 Definitive proposal received from ValueAct Capital for $3.65 per share
October 10-19, 2006 Negotiated terms of the definitive proposal and merger agreement with ValueAct Capital
October 19, 2006 ValueAct Capital definitive proposal increased to $3.70 per share
ECHO Process Overview

Summary of Potential Acquirers Contacted (Phase I)
Total Potential Acquirers Contacted:
82
Executed Confidentiality Agreement
and Received Memorandum:
31
Submitted Preliminary Indication of Interest:
4
Management Presentation/
Visited Data Room:
3
Final
Binding Bid:
1
21 Strategic
61 Financial
2 Strategic
29 Financial
Buyer A
Buyer B
Buyer C
Buyer D
Buyer A
Buyer A Initial Indication $3.45-$3.70 per share
Buyer A Definitive Bid        $2.80 per share
Buyer A
Buyer B
Buyer C
ECHO Process Overview

Summary of Potential Acquirers Contacted (Phase II)
Total Potential Acquirers Contacted:
53
Received Update Letter:
17
Management Presentation/
Visited Data Room:
5
Total Remaining in Process:
2
Final
Binding Bid:
1
17 Strategic
36 Financial
1 Strategic
16 Financial
Buyer E
Buyer F
Buyer G
ValueAct
ValueAct Initial Indication $3.65 per share
ValueAct Definitive Bid        $3.70 per share
ValueAct
Buyer F (verbal indication – low $3s)
Buyer H
ValueAct
ECHO Process Overview

Summary of Potential Acquirers Contacted (Phase I & II)
Total Potential Acquirers Contacted:
84
Executed Confidentiality Agreement
and Received Memorandum:
31
Submitted Preliminary
Indication of Interest:
6
Management Presentation/
Visited Data Room:
9
Final
Binding Bid:
2
21 Strategic
63 Financial
2 Strategic
29 Financial
Buyer A
Buyer B
Buyer C
Buyer D
Buyer E
ValueAct
Buyer A
Buyer A Definitive Bid $2.80 per share
ValueAct Definitive Bid        $3.70 per share
Buyer A
Buyer B
Buyer C
Buyer F
Buyer G
Buyer H
ValueAct
Buyer D
Buyer F
ValueAct
ECHO Process Overview

Valuation Analyses

Valuation Methodologies
Industry
characteristics and
trends (e.g., size,
volatility, growth)
Relative market
position and
competitive
environment
Consistency and
visibility of
historical and
projected earnings
Selected Public
Companies Analysis
Selected M&A
Transactions
Analysis
M&A Premiums
Paid Analysis
William Blair utilized the following methodologies in its analysis:
Valuation Analyses
The following considerations may also have a significant impact on the Company’s valuation:
Take Private
Premiums Paid
Analysis
Discounted Cash
Flow Analysis
Leveraged
Acquisition Analysis
Accretion/Dilution
Analysis

Implied Transaction Multiples
($ in thousands, except per share data)
Valuation Analyses
(1)  Based on ECHO’s closing share price of $3.54 on October 27, 2006.
(2)  Based on total shares outstanding of 155,343,662 and Common Stock Equivalents (“CSEs”) as of July 31, 2006 (per June 30, 2006 10-Q).  CSEs calculated using the treasury stock method and based on 100,000 options in the money with an exercise price of $1.30 and 15,037,568 warrants outstanding, per the April 7, 2006 proxy statement, with an exercise price of $0.72.
(3)  Includes face value of senior notes, notes payable and obligations under capital lease less cash and equivalents as of June 30, 2006 per the 10-Q.
(4)  Includes estimated costs of $53.6 million to retire existing senior notes.
(5)  Per Company Management.
(6)  Excludes non-cash, non-recurring restricted stock and stock option expenses and other non-recurring items.
(7)  Free Cash Flow (FCF) calculated as EBITDA less capital expenditures.
25
Range of Value
Purchase Price Per Share $3.70
Implied Premium %
(1)
4.5%
Shares Outstanding
(2)
167,520
Implied Equity Valuation $619,824
Net Debt
(3)(4)
157,698
Enterprise Value $777,522
Enterprise Value
Revenue ECHO Statistic Multiples
LTM June 2006 $159,151 4.89x
2006E
(5)
193,317 4.02x
EBITDA
LTM June 2006
(6)
$122,985 6.3x
2006E
(5)(6)
160,073 4.9x
Cash EBITDA
LTM June 2006
(6)
$87,751 8.9x
2006E
(5)(6)
100,027 7.8x
Free Cash Flow (FCF)
(7)
LTM June 2006
(6)
$47,517 16.4x
2006E
(5)(6)
62,827 12.4x
EBIT
LTM June 2006
(6)
$34,722 22.4x
2006E
(5)(6)
69,634 11.2x

Selected Public Companies Analysis

Methodology and Assumptions
William Blair selected a group of publicly-traded companies that it deems relevant:
General Company of Geophysics
Petroleum Geo-Services ASA
Pulse Data
TGS Nopec Geophysical
Veritas DGC
For this group, William Blair calculated the following multiples and compared them to the similar metric for ECHO at the current implied transaction value:
Total Enterprise Value/LTM Revenue
Total Enterprise Value/LTM EBITDA
Total Enterprise Value/LTM Cash EBITDA
Total Enterprise Value/LTM Free Cash Flow
Total Enterprise Value/LTM EBIT
Selected Public Companies Analysis

Enterprise Valuation Multiples
Sources: Public filings, Bloomberg and FactSet Research Systems as of October 27, 2006.
(1) ECHO LTM multiples based on last twelve months as of June 30, 2006. Assumes ECHO stock price of $3.70.
Enterprise Value / LTM Revenue
3.29x
3.11x
2.78x
2.44x
4.89x
4.82x
TGS Veritas PGS Pulse GGY ECHO
Median  3.11x
(1)
Enterprise Value / LTM EBITDA
7.2x
6.6x
5.9x
4.3x
6.3x
8.9x
7.6x
GGY Veritas PGS TGS Pulse ECHO
EBITDA
ECHO
Cash
EBITDA
Median  6.6x
(1)
Enterprise Value / LTM Free Cash Flow
13.7x
11.8x
10.6x
7.5x
16.4x
22.2x
GGY Veritas TGS PGS Pulse ECHO
Median  11.8x
(1)
Enterprise Value / LTM EBIT
16.8x
14.3x
12.4x
9.4x
22.4x
20.4x
Veritas Pulse GGY PGS TGS ECHO
Median  14.3x
(1)
(1)
Selected Public Companies Analysis

Selected Public Companies Multiples Analysis
Selected Public Companies Analysis
(1) ECHO’s Cash EBITDA is more comparable to the selected comparable companies’ EBITDA due to ECHO’s focus on onshore seismic data creation. ECHO’s clients fund approximately 70% of the costs to create onshore seismic data surveys, which is recorded as acquisition revenue and included in EBITDA, even though it is a pass through. ECHO’s Cash EBITDA excludes acquisition revenue as well as other non-cash revenue components and non-cash expenses.
28
Proposed
Transaction Selected M&A Transaction Valuation Multiples
Multiples Min Median Mean Max
EV / LTM Revenue 4.89x 2.44x 3.11x 3.29x 4.82x
EV / LTM EBITDA 6.3x 4.3x 6.6x 6.3x 7.6x
EV / LTM Cash EBITDA
(1)
8.9x 4.3x 6.6x 6.3x 7.6x
EV / LTM FCF 16.4x 7.5x 11.8x 13.1x 22.2x
EV / LTM EBIT 22.4x 9.4x 14.3x 14.7x 20.4x

Selected M&A Transactions Analysis

Methodology and Assumptions
William Blair reviewed publicly available transactions for the past eight years to identify transactions that we deemed relevant
The review of past transactions focused on providers of seismic services, including companies that acquire, process and market seismic data, companies that have multi-client seismic libraries and companies that posses seismic processing technologies
Selected M&A Transactions Analysis
Implied Total
Enterprise Transaction Value to
Date Date Value LTM
Announced Effective Target Target Business Description Acquiror ($MM) Revenue EBITDA FCF EBIT
09/05/06 Pending Veritas DGC Offers geophysical equipment and geophysical services to the oil and gas industries worldwide.
Compagnie Generale de Geophysique $2,885.9 3.70x 7.7x 21.0x 24.3x
04/21/06 04/28/06 WesternGeco (Remaining 30%) Provider of drilling, formation evaluation, completion and production products and services.
Schlumberger $8,000.0 4.41x 10.7x NA 19.4x
05/10/04 06/14/04 GX Technology Time processing, velocity modeling, pre-stack time migration (PSTM), and pre-stack depth migration
(PDSM).
Input Output Inc $152.5 2.61x 7.3x 22.0x 17.5x
11/27/01 02/04/02 ReQuest Income Trust Development, marketing, acquisition and subsequent licensing of non-exclusive seismic data
to the oil and gas industry in Canada.
Pulse Data $52.1 1.13x 2.9x NA 21.3x
02/22/99 10/01/99 Enertec Resource Services Provider of land acquisition, seismic data processing, and marine geophysical surveys and
positioning services.
Veritas DGC $24.8 0.57x 2.8x 7.4x 9.1x
05/11/98 08/10/98 Western Atlas Provider of seismic, wireline logging and reservoir information services worldwide.
Baker Hughes $6,143.7 3.47x 9.4x NMF 24.7x
Minimum 0.57x 2.8x 7.4x 9.1x
Mean 2.65x 6.8x 16.8x 19.4x
Median 3.04x 7.5x 21.0x 20.3x
Maximum 4.41x 10.7x 22.0x 24.7x

Selected M&A Transactions Multiples Analysis
Selected M&A Transactions Analysis
(1) ECHO’s Cash EBITDA is more comparable to the selected target companies’ EBITDA due to ECHO’s focus on onshore seismic data creation. ECHO’s clients fund approximately 70% of the costs to create onshore seismic data surveys, which is recorded as acquisition revenue and included in EBITDA, even though it is a pass through. ECHO’s Cash EBITDA excludes acquisition revenue as well as other non-cash revenue components and non-cash expenses.
30
Proposed
Transaction Selected M&A Transaction Valuation Multiples
Multiples Min Median Mean Max
EV / LTM Revenue 4.89x 0.57x 3.04x 2.65x 4.41x
EV / LTM EBITDA 6.3x 2.8x 7.5x 6.8x 10.7x
EV / LTM Cash EBITDA
(1)
8.9x 2.8x 7.5x 6.8x 10.7x
EV / LTM FCF 16.4x 7.4x 21.0x 16.8x 22.0x
EV / LTM EBIT 22.4x 9.1x 20.3x 19.4x 24.7x

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis
Discounted Cash Flow
The capital expenditure restrictions of the current bonds limit the overall valuation for ECHO given the real and perceived limit on adding data to the library
Blair evaluated the magnitude of the effects of the capital expenditure limitations on valuation by completing a discounted cash flow analysis assuming alternative capital structures and several alternative set of projections:
Business cyclicality case
Steady growth case
We tested the effects on valuation in increasing ECHO’s ability to invest in the library beyond the levels mandated by the current indenture
A summary of the financial projections used in each analysis is presented below
Projections Analysis
($ in millions) 2006 2007 2008 2009 2010 2011
Total Revenue
Business Cyclicality Case $193.3 $147.7 $163.4 $217.8 $233.4 $248.6
Business Cyclicality Case Plus Capex Constraint Removal 193.3          172.3          193.4          254.6          250.3          263.1
Steady Growth Case 193.3          202.9          228.5          233.8          247.3          261.5
Steady Growth Case Plus Capex Constraint Removal 193.3          227.6          259.9          270.6          264.2          276.0
Cash EBITDA
Business Cyclicality Case $100.0 $82.8 $87.5 $111.4 $127.7 $141.6
Business Cyclicality Case Plus Capex Constraint Removal 100.0          83.2            93.1            123.4          143.7          155.4
Steady Growth Case 100.0          107.9          122.1          126.7          141.0          153.9
Steady Growth Case Plus Capex Constraint Removal 100.0          108.4          129.0          138.7          157.0          167.7
Capital Expenditures (Gross)
Business Cyclicality Case $97.2 $58.7 $73.7 $117.4 $112.8 $112.9
Business Cyclicality Case Plus Capex Constraint Removal 97.2            95.0            110.0          153.8          112.8          112.9
Steady Growth Case 97.2            102.0          117.0          117.4          112.8          112.9
Steady Growth Case Plus Capex Constraint Removal 97.2            138.3          153.3          153.8          112.8          112.9

Discounted Cash Flow Analysis
Discounted Cash Flow Analysis
Note: Assumes net debt of $93.1 million as of June 30, 2006 (includes proceeds from assumed exercise of exercisable options and warrants) and present value of NOLs and Deferred Tax Assets of approximately $48 - $54 million. Cases do not reflect the costs to remove the capital expenditures restraint.
($ in millions, except per share values)
Business Cyclicality Case
Business Cyclicality Case Plus
Capex Constraint Removal Steady Growth Case
Steady Growth Case Plus Capex
Constraint Removal
Present Value of Equity Present Value of Equity Present Value of Equity Present Value of Equity
Discount 2011 Cash EBITDA Exit Mult. 2011 Cash EBITDA Exit Mult. 2011 Cash EBITDA Exit Mult. 2011 Cash EBITDA Exit Mult.
  Rate 6.0 x 6.5 x 7.0 x 6.0 x 6.5 x 7.0 x 6.0 x 6.5 x 7.0 x 6.0 x 6.5 x 7.0 x
14.0% $539.0 $575.8 $612.6 $570.4 $610.8 $651.1 $592.3 $632.3 $672.2 $624.6 $668.1 $711.6
14.5% 526.3 562.3 598.3 556.6 596.1 635.6 578.3 617.4 656.5 609.5 652.1 694.7
15.0% 514.0 549.2 584.4 543.2 581.9 620.5 564.7 603.0 641.2 594.8 636.5 678.2
15.5% 501.9 536.4 570.8 530.2 568.0 605.8 551.5 588.9 626.3 580.5 621.3 662.1
16.0% 490.2 523.9 557.7 517.5 554.5 591.5 538.6 575.2 611.8 566.6 606.5 646.4
Price Per Share Price Per Share Price Per Share Price Per Share
2011 Cash EBITDA Exit Mult. 2011 Cash EBITDA Exit Mult. 2011 Cash EBITDA Exit Mult. 2011 Cash EBITDA Exit Mult.
6.0 x 6.5 x 7.0 x 6.0 x 6.5 x 7.0 x 6.0 x 6.5 x 7.0 x 6.0 x 6.5 x 7.0 x
14.0% $3.16 $3.38 $3.59 $3.35 $3.58 $3.82 $3.47 $3.71 $3.94 $3.66 $3.92 $4.17
14.5% 3.09 3.30 3.51 3.27 3.50 3.73 3.39 3.62 3.85 3.58 3.82 4.07
15.0% 3.01 3.22 3.43 3.19 3.41 3.64 3.31 3.54 3.76 3.49 3.73 3.98
15.5% 2.94 3.15 3.35 3.11 3.33 3.55 3.23 3.45 3.67 3.41 3.64 3.88
16.0% 2.88 3.07 3.27 3.04 3.25 3.47 3.16 3.37 3.59 3.32 3.56 3.79

Leveraged Acquisition Analysis

Parameters
Analyzed the returns to equity investors
under the business cyclicality and steady
growth cases and with the following
assumptions:
December 31, 2006 transaction
Estimated Net Debt of $104.1
million as of June 30, 2006
Terminal Cash EBITDA multiples
ranging from 6.0x to 7.0x
Capital expenditure constraint
removed
Assumes existing senior notes are
retired and a $53.6 million tender
premium
Results
Business Cyclicality Case
Steady Growth Case
Leveraged Acquisitions Summary
Leveraged Acquisition Analysis
2011Cash EBITDA Exit Multiple
6.0x 6.5x 7.0x
Subordinated Debt
(2)
Equity Investment Returns 11.8% 14.1% 16.1%
2011Cash EBITDA Exit Multiple
6.0x 6.5x 7.0x
Subordinated Debt
(2)
Equity Investment Returns 15.2% 17.3% 19.3%

M&A Premiums Paid Analysis

Premiums in Precedent Public 100% Acquisitions
William Blair analyzed 231 domestic public transactions with equity values between $250 million and
$1 billion that were announced since January 2003 in which 100% of the target was acquired
(1)
William Blair compared the price of each transaction to the closing price of the target stock one day, one month, 180 days and 360 days prior to the announcement of the transaction
William Blair then compared the range of premiums calculated from that universe to the premiums implied by the proposed purchase price for ECHO
M&A Premiums Paid Analysis
Sources: Commscan M&A Desk, FactSet Research Systems and Bloomberg.
(1)  Excluding transactions involving closed-end funds or REITs.  Transactions through October 27, 2006.
(2)  Assumes a transaction announcement on August 28, 2006.
Actual Implied
Period Prior to ECHO Premium Premium Paid Data Percentile
(1)
Announcement
Price
(2)
at $3.70 Minimum 25th 50th 75th Maximum
1 Day $3.50 5.7% (26.7%) 10.4% 20.7% 31.6% 116.2%
1 Month $3.98 (7.0%) (24.5%) 13.8% 26.6% 40.5% 938.8%
180 Days $2.50 48.0% (87.7%) 15.4% 34.3% 55.4% 1100.0%
360 Days $1.68 120.2% (90.6%) 14.7% 38.6% 72.5% 12985.7%

Take Private Premiums Paid Analysis

Premiums in Precedent Take-Private Situations
William Blair analyzed 44 domestic public take private transactions involving financial sponsor acquirers announced since January 2003 with transaction equity values between $250 million and $1 billion and in which 100% of the target was acquired
(1)
William Blair compared the price of each transaction to the closing price of the target stock one day, one month, 180 days and 360 days prior to the announcement of the transaction
William Blair then compared the range of premiums calculated from that universe to the premiums implied by the proposed purchase price for ECHO
Take Private Premiums Paid Analysis
Sources: Commscan M&A Desk, FactSet Research Systems and Bloomberg.
(1)  Excluding transactions involving closed-end funds or REITs.  Transactions through October 27, 2006.
(2)  Assumes a transaction announcement on August 28, 2006.
Actual Implied
Period Prior to ECHO Premium Premium Paid Data Percentile
Announcement
Price
(2)
at $3.70 Minimum 25th 50th 75th Maximum
1 Day $3.50 5.7% (13.0%) 5.9% 14.0% 27.3% 58.4%
1 Month $3.98 (7.0%) (28.2%) 11.1% 22.0% 34.1% 938.8%
180 Days $2.50 48.0% (73.0%) 3.4% 19.8% 33.9% 486.7%
360 Days $1.68 120.2% (77.1%) 4.8% 24.7% 51.6% 336.9%

Accretion/Dilution Analysis

% Allocated to Identifiable Intangible Assets

William Blair & Company®

Standalone Accretion/Dilution Analysis
Accretion/Dilution Analysis
Analysis determines the maximum price at which an all cash acquisition is not dilutive to an acquirer’s earnings
Key assumptions include:
Based on 2006 projected results
All-cash consideration, financed by acquirer with debt at a range of interest rates (9% - 11%)
Assumes that the excess paid over tangible book value is allocated to a range of identifiable intangibles (20% - 30%) and amortized over 7 years
Assumes existing senior notes are retired and a $53.6 million tender premium
35.0% marginal tax rate
36
Accretion / (Dilution) Price per Share Sensitivity Analysis
Based on 2006E Results
Interest Rate
9.0% 10.0% 11.0%
20.0% 2.70 $            2.41 $            2.16 $
25.0% 2.54                2.28                2.05
30.0% 2.40                2.16                1.96

Form of Opinion Regarding Fairness

Appendix

Breakup Fee Analysis
Appendix
Analyzed breakup fee for 104 majority interest transactions since January 1, 2003
Equity value at announcement between $250 million and $1 billion
ECHO’s breakup fee is $17 million, or 2.2% of the transaction enterprise value
Sources: Commscan M&A Desk, FactSet Research Systems and Bloomberg.
(1)  Excluding transactions involving closed-end funds or REITs.  Transactions through October 27, 2006.
37
Breakup Fee as a % of
Enterprise Value Equity Value
Minimum 0.3% 1.4%
Mean 3.9% 3.5%
Median 3.3% 3.5%
Maximum 45.0% 7.1%

Initial Valuation Range (November 2005 Blair Presentation)
Maintaining existing capital structure will pressure the high end of the range previously discussed
Updated share count after review of indenture and capital structure to reflect warrant treatment
(1) As of September 30, 2005 Balance Sheet.
(2) Adjusted EBITDA equals EBITDA less net cash capital expenditures.
(3) Cash operating income equals cash operating revenue less cash operating expenses.
Buyer A Final
Bid ($2.80)
ValueAct Final
Bid ($3.70)
Appendix
38
Current Range of Value
Implied Enterprise Valuation $381,660 $450,000 $495,000 $540,000 $585,000 $630,000 $675,000
Net Debt
(1)
140,065 140,065 140,065 140,065 140,065 140,065 140,065
Implied Equity Value $241,595 $309,935 $354,935 $399,935 $444,935 $489,935 $534,935
Pro Forma Shares Outstanding 160,742 162,277 162,974 163,519 163,956 164,315 164,614
Equity Price Per Share $1.50 $1.91 $2.18 $2.45 $2.71 $2.98 $3.25
Implied Premium % 0.0% 27.1% 44.9% 62.7% 80.6% 98.4% 116.2%
Seitel
EBITDA Results Enterprise Value / EBITDA
2005E $118,300 3.2x  3.8x  4.2x  4.6x  4.9x  5.3x  5.7x
2006E 137,800 2.8x  3.3x  3.6x  3.9x  4.2x  4.6x  4.9x
Adjusted EBITDA
(2)
Enterprise Value / Adjusted EBITDA
2005E $85,700 4.5x  5.3x  5.8x  6.3x  6.8x  7.4x  7.9x
2006E 95,000 4.0x  4.7x  5.2x  5.7x  6.2x  6.6x  7.1x
Cash Operating Income
(3)
Enterprise Value / Cash Operating Income
2005E $98,500 3.9x  4.6x  5.0x  5.5x  5.9x  6.4x  6.9x
Net Income Equity Value / Net Income = Price / Earnings
2006E $19,500 12.4x  15.9x  18.2x  20.5x  22.8x  25.1x  27.4x
($ in thousands, except per share values)